                                                                    EXHIBIT 23.1

                    INDEPENDENT AUDITORS' REPORT AND CONSENT


The Board of Directors
Sight Resource Corporation:


We consent to the use of our report incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                       KPMG Peat Marwick LLP




Boston, Massachusetts
April 7, 1997